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                                                                    EXHIBIT 10.7

              FIFTH AMENDED AND RESTATED REIT MANAGEMENT AGREEMENT
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     THIS FIFTH AMENDED AND RESTATED REIT MANAGEMENT AGREEMENT (this
"Agreement") is made and entered into as of May 21, 1996, by and between Security Capital Pacific Trust, a Maryland real estate investment trust (the "Trust"), and Security Capital Pacific Incorporated, a Delaware corporation (the "REIT Manager").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Trust is organized under the laws of the State of Maryland pursuant to a Restated Declaration of Trust dated as of June 18, 1991, as amended and supplemented (the "Declaration of Trust"), and currently qualifies as a "real estate investment trust" as defined in the Internal Revenue Code of 1986, as amended (the "Code"), to make investments of the type permitted for qualified real estate investment trusts under the Code and not inconsistent with the Declaration of Trust and the By-Laws of the Trust (the "By-Laws");

     WHEREAS, the Trust, desiring to avail itself of the experience, sources of information, advice, assistance and certain facilities of, or available to, the REIT Manager and to have the REIT Manager undertake the duties and responsibilities hereinafter set forth, on behalf of and subject to the supervision of the Board of Trustees of the Trust (the "Board"), entered into a Fourth Amended and Restated REIT Management Agreement dated as of June 30, 1995, as amended (the "Prior Agreement"), with the REIT Manager; and

     WHEREAS, the REIT Manager and the Trust desire to amend and restate the Prior Agreement to extend the term thereof and to clarify certain ambiguities and to more fully give effect to the intentions of the parties thereto;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Trust and the REIT Manager agree that the Prior Agreement is hereby amended and restated in its entirety as follows:

                                I.  DEFINITIONS
                                    -----------

     1.1 DEFINITIONS. As used in this Agreement, the following capitalized terms shall have the meanings set forth below.

     (a) "Affiliate" means as to any person, (i) any other person directly or indirectly controlling, controlled by or under common control with such person,
(ii) any other person that owns beneficially, directly or indirectly, 10% or more of the outstanding capital stock, shares or equity interests of such person, or (iii) any officer, director, employee, general partner or trustee of such person or of any other person controlling, controlled by or under common control
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with such person (excluding trustees or directors and persons serving in similar capacities who are not otherwise an Affiliate of such person).

     (b) "Average Invested Assets" for any period shall mean the average of the aggregate book value of the assets of the Trust invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

     (c) "Board" shall have the meaning set forth in the recitals hereto.

     (d) "By-Laws" shall have the meaning set forth in the recitals hereto.

     (e) "Cash Equivalent Investments" means assets of the Trust that consist of cash, interest-bearing deposits in banks, repurchase agreements with banks and readily-marketable securities.

     (f) "Cash Flow" for any period means the sum of (i) Funds Available from Operations for such period (after deducting all income from Cash Equivalent Investments), plus (ii) the REIT Management Fees payable pursuant to Section 3.1 hereof, plus (iii) any expenses incurred by the Trust that are unusual in light of the Trust's historical experience prior to the incurrence thereof and are incurred at the request of a majority of the Independent Trustees, plus (iv) 33% of the interest paid during such period on any subordinated debentures that are
(x) issued after the execution of this Agreement and (y) convertible into shares of beneficial interest of the Trust, provided, however, that this definition shall be equitably adjusted by mutual agreement in the event of a recapitalization or other event which results in a reclassification of the equity securities of the Trust.

     (g) "Cause" means (i) an act of fraud, embezzlement or theft constituting a felony or an act intentionally against the interests of the Trust which causes it material injury, (ii) a final determination by a court of competent jurisdiction that the REIT Manager has committed a material breach of this Agreement, (iii) a petition shall have been filed against the REIT Manager for an involuntary proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, and such petition shall not have been dismissed within 60 days of filing; or a court having jurisdiction shall have appointed a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the REIT Manager for any substantial portion of its property, or ordered the winding up or liquidation of its affairs, or (iv) the REIT Manager shall have commenced a voluntary proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have made any general assignment for the benefit of creditors, or shall have failed generally to pay its debts as they become due.

     (h) "Code" shall have the meaning set forth in the recitals hereto.

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     (i) "Declaration of Trust" shall have the meaning set forth in the recitals hereto.

     (j) "Exchange Act" shall have the meaning set forth in Section 2.13 hereof.
                                                            ------------

     (k) "Funds Available from Operations" for any period means the dollar amount equal to the sum of (i) net earnings of the Trust for such period, determined in accordance with generally accepted accounting principles, but excluding (A) interest income and/or dividends received from PTR Development Services Incorporated, and (B) from and after the consummation of the transactions contemplated by that certain Merger and Distribution Agreement (the "Merger Agreement") among the Trust, Security Capital Atlantic Incorporated, a Maryland corporation, Security Capital Group Incorporated, a Maryland corporation, and Homestead Village Properties Incorporated, a Maryland corporation, dated as of May 21, 1996, interest income received in connection with promissory notes now outstanding or hereafter issued pursuant to the Funding Commitment Agreement entered into by the Trust in connection with the Merger Agreement from PTR Homestead Village Limited Partnership or PTR Homestead Village Incorporated to the Trust, plus (ii) interest actually paid on the Trust's senior unsecured long term debt instruments, plus (iii) non-cash items deducted in calculating net earnings for such period (including but not limited to depreciation) which are generally added to net earnings in determining funds from operations for distribution to shareholders pursuant to prevailing practice among publicly-held real estate investments trusts, minus (iv) regularly scheduled principal payments (excluding prepayments or balloon payments) on mortgage indebtedness which has a commercially reasonable amortization schedule, minus (v) an assumed amount of payments of principal and interest which would have been paid by the Trust during such periods under senior unsecured long term debt instruments of the Trust, if payments were equal to payments on a 20-year fully amortizing mortgage of equal principal amount and effective interest rate with a payment schedule requiring equal annual payments of combined principal and interest (but not costs of issuance), minus (vi) distributions actually paid with respect to any non-convertible preferred shares of beneficial interest of the Trust. For calculations under clause (v) of the preceding sentence, all tranches of long term debt issued simultaneously shall be viewed collectively and shall be treated as one mortgage financing with an interest rate equal to the Trust's weighted average effective interest rate for such tranches after giving effect to any interest rate protection or similar agreements. For example, the attached Exhibit A shows the assumed effective interest rate and monthly payment schedules on the $200 million of senior notes issued by the Trust in February 1994, which will be deducted in calculating Funds Available from Operations. Funds Available from Operations will not be increased or decreased by virtue of any of the following: realized gains or losses, capital expenditures or principal payments, except for principal payments under the Trust's long term debt instruments as contemplated by clauses (iv) and (v) of the foregoing sentence.

     (l) "Indemnified Party" shall have the meaning set forth in Section 6.2(a) hereof.

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     (m) "Independent Trustee" means a Trustee who (i) is not affiliated, directly or indirectly, with the REIT Manager, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or service as an officer or director of, the REIT Manager or a business entity that is an Affiliate of the REIT Manager, (ii) is not serving as a trustee or director for more than three real estate investment trusts organized by a Sponsor of the Trust and (iii) performs no other services for the Trust, except as Trustee. An indirect relationship shall include circumstances in which a member of the immediate family of a Trustee has one of the foregoing relationships with the REIT Manager or the Trust.

     (n) "Investment Policies" at any time shall have the meaning given thereto either in (i) the Declaration of Trust or By-Laws as then in effect or (ii) a written statement adopted by the Board and delivered to the REIT Manager by the Trust.

     (o) "Net Income" for any period means total revenues (excluding gains or losses from the sale of Trust assets) applicable to such period, less the expenses applicable to such period other than additions to reserves for depreciation or bad debts or other similar non-cash reserves.

     (p) "REIT Management Fee" shall have the meaning set forth in Section 3.1 hereof.

     (q) "Renewal Term" shall have the meaning set forth in Section 4.2 hereof.

     (r) "Sponsor" means any person directly or indirectly instrumental in organizing, wholly or in part, a real estate investment trust, or any person who will manage or participate in the management of a real estate investment trust, and any Affiliate of any such person, but excluding (i) any person whose only relationship with such real estate investment trust is that of an independent property manager whose only compensation is for property management services and
(ii) independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services.

     (s) "Total Operating Expenses" for any period means all operating and general and administrative expenses of the Trust as determined under generally accepted accounting principles but excluding (i) the expenses of raising capital and financing, including, without limitation, financing for Trust Properties, including related investment banking and legal fees, (ii) interest payments on all debt of the Trust, (iii) taxes, (iv) non-cash expenditures and (v) the costs related directly to Trust Property acquisition, development, operation and disposition. The exclusion for costs related directly to Trust Property acquisition, development, operation and disposition permits exclusion of expenses incurred with respect to specific individual Trust Properties but does not permit the exclusion of operating, general and administrative expenses for the Trust's operations in general.

     (t) "Trust Property" means any real property or interest therein and associated personal property owned by the Trust.

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     (u) "Trustees" means the Trustees holding office under the Declaration of
Trust at any particular time.

     1.2 ACCOUNTING PRINCIPLES. Except as otherwise provided herein, all accounting and financial terms used herein shall be determined in accordance with generally accepted accounting principles.

                        II.  DUTIES OF THE REIT MANAGER
                             --------------------------

     2.1 GENERAL. The REIT Manager shall use its best efforts to perform each of the duties set forth in this Agreement and shall have the authority to take all actions and to execute all documents and instruments that it deems necessary or advisable in connection with the management and operations of the Trust and the fulfillment of its duties as set forth herein, subject in each matter to the supervision of the Board and to the Investment Policies of the Trust, and with respect to the acquisition, development, financing and disposition of real property, to the prior approval of the Board.

     2.2 ANNUAL STRATEGIC PLAN. The REIT Manager will prepare annually a strategic plan that incorporates a specific business strategy, an annual operating budget, investment and disposition objectives and capitalization and funding strategies. This plan will be presented in the fourth quarter of the year prior to the year for which such plan applies to the Board for its review and approval. Consistent with the annual strategic plan, and subject to supervision by the Board, the REIT Manager will provide acquisition, development and disposition services including the following:

          (a) Investigation and selection of possible acquisitions and developments, property analysis, market and economic surveys, on-site physical inspections, review and projection of income and operating expenses and, when desired, supervising and negotiating the arrangement of financing;

          (b) Conducting negotiations with real estate brokers, owners of property and their agents, investment bankers and owners of privately and publicly held real estate companies;

          (c) Engaging and supervising, on behalf of the Trust, independent contractors which provide real estate brokerage, investment banking (as to which an Affiliate of the REIT Manager may be used if there is no charge to the Trust for its services, other than the REIT Management Fee) and leasing services, mortgage brokerage and other financial services and such other services as may be required relating to the Trust Properties, provided, however, that the REIT Manager shall not share in any brokerage, investment banking or similar fees paid to any person engaged by the REIT Manager to perform such services for the Trust; and

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          (d) Negotiating on behalf of the Trust for the sale, exchange or other disposition of any Trust Properties.

     2.3 ASSET MANAGEMENT. The REIT Manager may retain third-party property managers and leasing agents for administration, leasing and management of Trust Properties. Subject to the approval of a majority of the Board, including a majority of the Independent Trustees, the REIT Manager may provide property management and/or leasing services for Trust Properties through an Affiliate of the REIT Manager on terms and conditions no less favorable to the Trust than those available from qualified unaffiliated third parties; provided, however, that such services may not be provided through an Affiliate of the REIT Manager if doing so would jeopardize the Trust's qualification as a real estate investment trust under Sections 856 through 860 of the Code. The Trust and the REIT Manager will negotiate in good faith the terms of any future management agreements between the Trust and Affiliates of the REIT Manager which are permitted pursuant to this Section 2.3.

     2.4 GENERAL ADMINISTRATIVE DUTIES. The REIT Manager shall perform, or supervise the performance of, the necessary administrative functions in the day-to-day management of the Trust and its operations, including, without limitation, internal and external financial reporting, property accounting, shareholder relations, supervision of stock registrar and transfer services and other necessary services, all in a manner consistent with the Trust's current practice, subject to changes approved by a majority of the Board.

     2.5 REAL ESTATE INVESTMENT ADVICE. The REIT Manager shall advise the Trust with respect to policy decisions to be made by the Board, shall investigate and evaluate investment opportunities consistent with the real estate investment policies and the objectives of the Trust and recommend them to the Board, and shall provide research, economic and statistical data in connection with the Trust's real estate investments and policies.

     2.6 SHORT-TERM INVESTMENTS. The REIT Manager may invest and reinvest any monies and securities of the Trust in short-term investments pending investment in Trust Properties. Unless a specific new policy is developed by the REIT Manager and approved by the Board, the REIT Manager may invest and reinvest any monies and securities of the Trust, pending investment in Trust Properties, in accordance with current practice and past policies developed by the REIT Manager and approved by the Board.

     2.7 AGENCY. The REIT Manager shall act as agent of the Trust in making, acquiring, financing and disposing of investments, disbursing and collecting the Trust's funds, paying the debts and fulfilling the obligations of the Trust, supervising the performance of the managers of the Trust Properties and handling, prosecuting and settling any claims of or against the Trust, the Board, holders of the Trust's securities or the Trust's representatives or properties.

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     2.8  RETENTION OF SERVICES.  The REIT Manager shall retain for and on behalf of the Trust such services of accountants, legal counsel, appraisers, insurers, brokers, transfer agents, registrars, developers, banks and other lenders and others as the REIT Manager deems necessary or advisable in connection with the management and operations of the Trust and the fulfillment of the REIT Manager's duties as set forth herein.

     2.9 OFFICE AND PERSONNEL. The REIT Manager shall maintain on behalf of the Trust such office space, equipment and personnel, including officers and employees of the REIT Manager or its Affiliates, as it deems necessary or advisable in connection with the management and operations of the Trust and the fulfillment of the REIT Manager's duties as set forth herein.

     2.10 BANK ACCOUNTS. The REIT Manager may establish one or more bank accounts in the name of the Trust or in its own name and may deposit into and disburse from such accounts any monies on behalf of the Trust, provided that no funds in any such account shall be commingled with funds of the REIT Manager, and the REIT Manager shall as requested by the Board render appropriate accountings to the Board of such deposits and disbursements.

     2.11 BOOKS AND RECORDS. The REIT Manager shall maintain all accounting and reporting systems, books and records of the Trust, including books of account and records relating to services performed by the REIT Manager, in form and quality at least equivalent to the Trust's current practice, and shall make such books and records accessible for inspection by the Board at any time during ordinary business hours.

     2.12 APPRAISALS AND REPORTING. As frequently as may be required by the Board or as the REIT Manager may deem necessary or advisable, the REIT Manager shall prepare, or cause to be prepared, with respect to each of the Trust Properties (i) an appraisal prepared by an independent real estate appraiser,
(ii) reports and information on Trust operations and asset performance at least equivalent, with respect to quality and clarity of information, to the Trust's current practice and (iii) other information reasonably requested by the Board.

     2.13 REPORTS, ETC. The REIT Manager shall prepare, or cause to be prepared, all reports of the Trust required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and other communications to the holders of the Trust's securities, including, without limitation, proxy solicitation materials, and all tax returns and any other reports or other materials required to be filed with any governmental body or agency, and shall prepare, or cause to be prepared, all materials and data necessary to complete such reports and other materials including, without limitation, an annual audit of the Trust's books of account by a nationally recognized independent accounting firm.

     2.14 FINANCING AND SECURITIES ISSUANCES. The REIT Manager shall provide services to the Trust in connection with negotiations by the Trust with investment banking firms, securities brokers or dealers and other institutions or investors in connection with the sale of

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securities of the Trust and the securing of loans for the Trust, provided, however, that the REIT Manager shall not share in any fees paid by the Trust to third parties for such services.

     2.15 ADDITIONAL SERVICES. The REIT Manager shall perform such additional services as from time to time may be requested by the Board and agreed to by the REIT Manager, provided, however, that nothing herein shall require the REIT Manager to agree to any such request or to perform any additional services to which it has not previously agreed.

     2.16 REIT QUALIFICATION, ETC. In the performance of its duties and responsibilities hereunder, the REIT Manager shall refrain from any action (i) which, in its judgment or in the judgment of the Board of which the REIT Manager has written notice, would adversely affect the qualification of the Trust as a real estate investment trust under the Code, (ii) which would violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Trust or its securities, the violation of which could have a material adverse effect on the Trust or (iii) which would otherwise not be permitted by the Declaration of Trust.

     2.17 MORTGAGES AND INSURANCE. The REIT Manager shall use its best efforts to (i) ascertain that any mortgage securing any investment of the Trust shall be a valid lien upon the mortgaged property according to its terms, for which the REIT Manager may rely on mortgagee's policies of title insurance issued by reputable title insurance companies, and that any insurance or guaranty issued by any person upon which the Board relies is valid and in full force and effect and enforceable according to its terms, (ii) cause each Trust Property to be duly insured, to the extent coverage is available on commercially reasonable terms, against loss or damage by fire, with extended coverage, and against such other insurable hazards and risks as is customary and appropriate in the circumstances, provided, however, that if the REIT Manager determines that a type of insurance coverage currently maintained by the Trust is available, but no longer on commercially reasonable terms, the REIT Manager shall so advise the Board and act in accordance with the Board's instructions and (iii) carry out the policies from time to time specified in writing by the Board with regard to the protection of Trust Properties. The REIT Manager shall be entitled to reasonably rely on qualified experts in performing its duties under this Section 2.17.

     2.18 FIDELITY BOND. The REIT Manager shall maintain a fidelity bond with a responsible surety company in an amount approved by the Board covering all officers and employees of the REIT Manager handling funds of the Trust and any investment documents or papers, which bonds shall protect against all losses of any such property from acts of such officers and employees through theft, embezzlement, fraud and dishonesty.

     2.19 LIABILITY LIMITATION. The REIT Manager shall cause to be included in any document or agreement prepared for the benefit of, or executed by the REIT Manager on behalf of, the Trust under which substantial obligations are assumed on behalf of the Trust clear and complete provisions pursuant to Article 4,
Section 11 of the Declaration of Trust to the effect that the Trustees and the shareholders of the Trust shall not be personally liable thereunder and

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that all parties concerned shall look solely to the property of the Trust for the satisfaction of any claim against the Trust under any such document or agreement.

                              III.  COMPENSATION
                                    ------------

     3.1  REIT MANAGEMENT FEE.

     (a) The Trust shall pay the REIT Manager an annual REIT Management Fee equal to the sum of (i) $855,000, plus (or minus, in the case of annual Cash Flow below $4,837,000) 16% of the difference between annual Cash Flow and $4,837,000 and (ii) the product of 0.25% per annum multiplied by the average daily balance of the Trust's Cash Equivalent Investments, measured at the end of each month. All payments of the REIT Management Fee shall be subject to annual adjustment at year end as provided in Section 3.5 hereof. The REIT Management Fee shall be payable monthly in arrears in such amounts indicated by the annual operating budget approved by a majority of the Board, as revised no more than quarterly to reflect known material changes.

     (b) Within 50 days following the end of each calendar quarter and within 100 calendar days after the end of each calendar year of the Trust (following the receipt by the Trust of an auditor's report, prepared by a nationally recognized independent accounting firm, with respect to the Trust's financial statements for such year), the REIT Manager shall deliver to the Trust a statement, certified by an officer of the REIT Manager, setting forth the following: (i) the amount of the estimated REIT Management Fee actually paid by the Trust for all months during such quarter or year, as the case may be, (ii) the amount of the REIT Management Fee that should have been paid for such quarter or year, as the case may be, and (iii) the amount, if any, of accrued and unpaid REIT Management Fees. If the annual or quarterly statement, as the case may be, indicates an overpayment by the Trust of the REIT Management Fee, such overpayment shall be offset against the next ensuing estimated REIT Management Fee to become due hereunder, or, if at any time no further REIT Management Fee can become due, the balance of any overpayment shall be paid without interest by the REIT Manager within 15 calendar days after demand therefor by the Trust, such repayment to be due and payable whether or not this Agreement is still in full force and effect. If the annual or quarterly statement, as the case may be, indicates an underpayment by the Trust of the REIT Management Fee with respect to the quarter or year covered thereby, the Trust, within 15 calendar days after receipt of the statement, shall pay to the REIT Manager the amount of such underpayment. The REIT Management Fee for any year shall not be recalculated on the basis of any post-year-end adjustments to the Trust's taxable income arising, directly or indirectly, from an audit by the Internal Revenue Service.

     3.2 PAYMENT FOR ADDITIONAL SERVICES. If the Board shall request the REIT Manager to render services to the Trust other than those required to be rendered by the REIT Manager hereunder, such additional services, if performed, shall be compensated separately on terms to be agreed upon from time to time between the REIT Manager and the Trust, which terms shall

                                      -9-
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not be less favorable to the Trust than either (a) the terms under which the
REIT Manager is then performing similar services for other persons, taking into account the full range of services and prices therefor provided by the REIT Manager to such other persons or (b) the terms under which qualified unaffiliated persons are then performing such services for comparable organizations, provided that no separate fee shall be charged to the Trust for any investment banking services provided by any Affiliate of the REIT Manager.

     3.3 EXPENSES OF THE REIT MANAGER. Without regard to the amount of compensation received hereunder by the REIT Manager, the REIT Manager shall bear the following expenses:

          (a) wages, salaries and other compensation of the REIT Manager's officers and employees, including so-called fringe benefits such as life, disability, medical and health insurance, pension plans, social security taxes and workers' compensation insurance;

          (b) rent and other overhead expenses of the REIT Manager; and

          (c) travel and mailing costs pertaining to the REIT Manager's performance of its duties hereunder, except for expenses described in
     Section 3.4(a) below.

     3.4 REIMBURSABLE EXPENSES. The REIT Manager shall pay, or cause to be paid out of the assets of the Trust, the following operating expenses of the Trust and, if the REIT Manager advances money for such expenses, it shall be entitled to reimbursement by the Trust therefor:

          (a) travel and other out-of-pocket expenses incurred by directors, officers and employees of the REIT Manager in connection with (i) seeking financing (including debt and equity) for the Trust, (ii) evaluating, investigating, negotiating or closing the acquisition, financing, refinancing or disposition of a Trust Property after the Board has approved for investment the market in which such property is located or (iii) attending Board, Board committee or shareholder meetings of the Trust;

          (b) costs of third-party legal, accounting, tax and similar services rendered for the Trust;

          (c) all other costs and expenses relating to the Trust's operations, including, without limitation, the costs and expenses of acquiring, owning, managing, protecting, maintaining and disposing of the Trust's investments, including travel, appraisal, reporting, audit and legal fees;

          (d) all insurance costs incurred in connection with the operation of the Trust;

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          (e) expenses connected with payments of interest or distributions in cash or any other form made or caused to be made by the Board to or on account of holders of securities of the Trust, including, without limitation, expenses incurred in connection with any dividend reinvestment plan;

          (f) expenses connected with communications to holders of securities of the Trust and the investment community in general (including meetings between Affiliates of the REIT Manager and investors or analysts) and the other bookkeeping and clerical work necessary in maintaining relations with holders of securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including the cost of printing and mailing certificates for securities and proxy solicitation materials and reports to holders of the Trust's securities;

          (g) transfer agent and registrar's fees and charges; and

          (h) expenses relating to any office or office facilities maintained for the Trust or the Trust Properties separate from the office or offices of the REIT Manager.

     3.5 REFUND. In accordance with the Declaration of Trust, with respect to any fiscal year in which a majority of the Independent Trustees do not find such excess justified, the Board may require the REIT Manager either (a) to refund to the Trust, to the extent of any fees received by the REIT Manager during such fiscal year, the amount, if any, by which the Total Operating Expenses of the Trust for such fiscal year exceeded the greater of (i) 2% of the sum for such fiscal year of the Average Invested Assets of the Trust or (ii) 25% of the Net Income of the Trust for such fiscal year or (b) to reduce its fees by the amount of such excess during the balance of the fiscal year next following the fiscal year with respect to which such refund is to be made.

     3.6  RESTRICTIONS.

     (a) The REIT Manager shall not recommend or consummate any transaction which would involve the acquisition by the Trust of property in which the REIT Manager or any Affiliate thereof has an ownership interest, including any transaction prohibited by Article 1, Section 5(g) of the Declaration of Trust, and neither the REIT Manager nor any Affiliate thereof shall purchase or otherwise acquire from the Trust any Trust Property; provided, however, that the REIT Manager may recommend and consummate transactions which involve the acquisition or disposition by the Trust of property from or to PTR Development Services Incorporated ("PTR Development Services") or in which PTR Development Services has an ownership interest, provided that the Trust owns a substantial majority of the economic interest in PTR Development Services and that a majority of the Board (including a majority of the Independent Trustees) not otherwise interested in such transaction approve the transaction as being fair, competitive and commercially reasonable and no less favorable to the Trust than acquisitions or dispositions between unaffiliated parties under similar circumstances; provided further, that this

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Section 3.6(a) shall not apply to the negotiation, execution, delivery and performance under the Merger Agreement and each of the agreements and transactions contemplated thereby.

     (b) Other than advances of expenses pursuant to Section 3.4 hereof, the Trust shall not make loans to, or borrow money from, the REIT Manager or any Affiliate thereof, unless a majority of the Board (including a majority of the Independent Trustees) not otherwise interested in such transaction approve the transaction as being fair, competitive and commercially reasonable and no less favorable to the Trust than loans between unaffiliated lenders and borrowers under the same circumstances.

     (c) The Trust shall not invest in joint ventures with the REIT Manager or any Affiliate thereof, unless a majority of the Board (including a majority of the Independent Trustees) not otherwise interested in such transaction approve the transaction as being fair and reasonable to the Trust and on substantially the same terms and conditions as those received by the other joint venturers.

     (d) All other material transactions between the Trust and the REIT Manager, or any Affiliate thereof, shall require approval by a majority of the Board (including a majority of the Independent Trustees) not otherwise interested in such transactions as being fair and reasonable to the Trust and on terms and conditions no less favorable to the Trust than those available from unaffiliated third parties.

                            IV.  TERMINATION; TERM
                                 -----------------

     4.1 TERMINATION. Notwithstanding any other provision to the contrary, this Agreement (i) may be terminated without Cause by the Trust upon 60 calendar days' written notice to the REIT Manager, or by the REIT Manager upon 60 calendar days' written notice to the Trust, and (ii) may be terminated by the Trust for Cause immediately upon providing written notice to the REIT Manager. Any determination by the Trust to terminate this Agreement shall be made by the vote of a majority of the Independent Trustees or the holders of a majority of outstanding Trust voting shares. The REIT Manager shall immediately notify the Trust of the occurrence of any event described in Sections 1.1(g)(iii) or (iv). In the event of termination of this Agreement, the REIT Manager will cooperate with the Trust and take all reasonable steps requested to assist the Board in making an orderly transition of the REIT management function.

     4.2 RENEWAL TERMS. This Agreement shall continue in force for an initial term beginning on the date hereof and ending on June 30, 1997, and shall be renewable by the Trust annually, subject to a determination by a majority of the Independent Trustees that the REIT Manager's performance hereunder has been satisfactory and that the compensation payable to the REIT Manager hereunder is fair. Absent written notice of non-renewal as provided in this Section 4.2, this Agreement shall be automatically renewed for successive one-year terms ("Renewal Terms") upon the expiration of the initial term and each Renewal Term. Notice of non-renewal, if given, shall be given in writing by the Trust to the REIT Manager not less than

60 calendar days before the expiration of the initial term of this Agreement or 60 calendar days before the expiration of any Renewal Term thereof.

     4.3 COMPENSATION ON TERMINATION OR NON-RENEWAL. Until liquidation of the Trust, in the event the Trust terminates or fails to renew this Agreement on terms as favorable as those contained in this Agreement or hereafter in a renewal agreement, in either case other than for Cause, the Trust shall pay the REIT Manager all fees then accrued and unpaid as of the year or portion thereof in which the termination occurred.

                  V.  ACTION UPON TERMINATION OR CANCELLATION
                      ---------------------------------------

     5.1 ACCOUNTING. The REIT Manager shall immediately upon termination of this Agreement:

          (a) pay over to the Trust all monies collected and held for the account of the Trust pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

          (b) deliver to the Trust a full accounting, including a statement showing all payments collected by it and a statement of all monies held by it, covering the period following the date of the last accounting furnished to the Trust;

          (c) refund to the Trust any amounts due pursuant to Section 3.5 hereof;

          (d) deliver to the Trust all property and documents of the Trust then in the custody of the REIT Manager; and

          (e) cooperate with the Trust and take all reasonable steps requested to assist the Board in making an orderly transition of the REIT management function.

              VI.  LIABILITY AND INDEMNIFICATION OF REIT MANAGER
                   ---------------------------------------------

     6.1 LIMITATION ON LIABILITY. The REIT Manager shall have no responsibility other than to render the services and take the actions described herein in good faith and with the exercise of due care and shall not be responsible for any action of the Board in following or declining to follow any advice or recommendation of the REIT Manager. The REIT Manager, except by reason of its own gross negligence, bad faith or willful misconduct, shall not be liable for any action taken, omitted or suffered to be taken by it in good faith and believed by it to be authorized or within its discretion or rights or powers conferred upon it by this Agreement or in reasonable reliance upon the written opinion of counsel of recognized expertise.

     6.2  INDEMNIFICATION.

     (a) The Trust shall reimburse, indemnify and hold harmless the REIT Manager and its directors, officers, shareholders, agents and employees and each other person or entity, if any, controlling the REIT Manager (an "Indemnified Party"), to the full extent lawful, from and against any and all losses, claims, damages or liabilities of any nature whatsoever with respect to or arising from any acts or omissions of the REIT Manager (including ordinary negligence) in its capacity as such, except with respect to losses, claims, damages or liabilities with respect to or arising out of the REIT Manager's gross negligence, bad faith or willful misconduct.

     (b) Notwithstanding the indemnification provisions in Section 6.2(a) above, indemnification will not be allowed for any liability imposed by judgment, and costs associated therewith, including attorneys' fees, arising from or out of a violation of state or federal securities laws associated with the offer and sale of Trust securities. Indemnification will be allowed for settlement and related expenses of lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits, provided that a court either (i) approves the settlement and finds that indemnification of the settlement and related costs should be made or (ii) approves indemnification of litigation costs if a successful defense is made. If indemnification is unavailable as a result of this Section 6.2(b), the Trust shall contribute to the aggregate losses, claims, damages or liabilities to which the REIT Manager or its officers, directors, agents, employees or controlling persons may be subject in such amount as is appropriate to reflect the relative benefits received by the Trust and the party seeking contribution and the relative faults of the Trust and the party seeking contribution, as well as any other relevant equitable considerations.

     (c) Promptly after receipt by an Indemnified Party of notice of the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the Trust, notify the Trust in writing of the commencement thereof; but the omission so to notify the Trust shall not relieve it from any liability that it may have to any Indemnified Party pursuant to
Section 6.2(a) hereof, unless the failure to so notify would itself constitute gross negligence, bad faith or willful misconduct. In case any such action shall be brought against an Indemnified Party and it shall notify the Trust of the commencement thereof, the Trust shall be entitled to participate therein and, to the extent that it shall wish to assume the defense thereof, with counsel satisfactory to such Indemnified Party and, after notice from the Trust to such Indemnified Party of its election so to assume the defense thereof, the Trust shall not be liable to such Indemnified Party under Section 6.2(a) hereof for any legal expenses of other counsel or any of the expenses, in each case subsequently incurred by such Indemnified Party, unless (i) the Trust and the Indemnified Party shall have mutually agreed to the retention of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the Trust and the Indemnified Party and representation of both parties by the same counsel would be inappropriate in the reasonable opinion of the Indemnified Party, due to actual or potential differing interests between them.

     (d) The obligations of the Trust under this Section 6.2 shall be in addition to any liability which the Trust otherwise may have.

     6.3  REPRESENTATIONS, WARRANTIES AND COVENANTS OF TRUST.

     (a)  The Trust represents and warrants as of the date hereof that:

          (i) this Agreement has been duly authorized, executed and delivered on behalf of the Trust;

          (ii) the Trust is fully authorized under the applicable laws governing the Trust to enter into all of the types of investments and co-investments described in the Investment Policies;

          (iii) the execution and performance of this Agreement by the Trust will not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, any agreement or instrument to which the Trust is subject;

          (iv) the terms of this Agreement are in conformity with the applicable laws governing the Trust; and

          (v) the assets of the Trust do not constitute "plan assets" within the meaning of the Department of Labor plan asset regulation published at 29 C.F.R. (S) 2510.3-101.

     (b) The Trust shall promptly advise the REIT Manager in writing of any agreements or changes in any agreements, instruments, governing law, regulations or interpretations thereof affecting the investments of the Trust or the duties, responsibilities, liabilities or obligations of the REIT Manager, and any change or any contemplated change with respect to any of the foregoing or the operation or administration of the Trust that could cause the assets of the Trust to constitute "plan assets" as defined in Section 6.3(a)(v) above.

                        VII.  MISCELLANEOUS PROVISIONS
                              ------------------------

     7.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. Any modification or amendment of this Agreement shall be in writing executed by each of the parties.

     7.2 ASSIGNMENT. This Agreement may not be assigned by either party except in the event of an assignment to a successor organization that takes over the property and carries on the affairs of the assignor, provided that following any such assignment by the REIT Manager, the persons who controlled the operations of the REIT Manager immediately prior thereto shall control the operations of the successor organization, including the performance of its duties under this Agreement. Any such assignment of this Agreement shall bind the assignee hereunder in the same manner as the assignor is bound hereunder. Notwithstanding the foregoing, without the Trust's consent, the REIT Manager may assign all or any part of the compensation due it hereunder and the REIT Manager may assign or subcontract any or all of its rights and duties hereunder with respect to the Trust's corporate efficiency properties to an Affiliate of the REIT Manager, provided that no such assignment or subcontract shall relieve the REIT Manager of its obligations hereunder.

     7.3 NO PARTNERSHIP OR JOINT VENTURE. The Trust and the REIT Manager are not, and shall not be deemed to be, partners or joint venturers with each other.

     7.4 SEVERABILITY. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of that term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

     7.5 POLICY AND FINANCIAL INFORMATION. The Trustees shall keep the REIT Manager informed in writing concerning the investment and financing policies of the Trust and shall promptly notify the REIT Manager of any intention to make any new investments, to sell or dispose of any existing investments or to enter into any agreement or understanding with any third party. The Trust shall furnish the REIT Manager a certified copy of all financial statements, a signed copy of each report prepared by independent public accountants, a certified copy of each amendment or supplement to the Declaration of Trust, the By-Laws and the Investment Policies and such other information with regard to the Trust's affairs as the REIT Manager from time to time reasonably may request.

     7.6 NOTICES. Any notices and other communications to be given by any party hereunder shall be in writing delivered at the address of the respective party set forth on the signature page hereof, or at such other address as a party shall have specified to the other party in writing as the address for notices hereunder. Any such notice or other communication shall be deemed to have been given when personally delivered or one business day after being forwarded by overnight courier or five days after being sent by registered or certified United States mail, postage prepaid.

     7.7 HEADINGS. The section headings used herein have been inserted for convenience of reference only and shall not be considered in interpreting this Agreement.

     7.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to the principles of conflict of laws thereof.

     7.9 BOARD ACTION. Whenever action on the part of the Trust or the Board is contemplated in this Agreement, unless otherwise indicated herein, action by a majority of the Trustees, including a majority of the Independent Trustees, shall constitute the action provided for herein.

     7.10 OTHER ACTIVITIES.

     (a) Nothing in this Agreement shall prevent the REIT Manager or any Affiliate thereof from rendering advice to other investors (including other real estate investment trusts), even if such investors are in competition with the Trust or any of the Trust's real estate investments or from managing other investments, including investors and investments advised, sponsored or organized by the REIT Manager. The REIT Manager also may render such services to joint ventures and partnerships in which the Trust is a co-venturer or partner and to the other entities in such joint ventures and partnerships. In addition, nothing in this Agreement shall limit the right of the REIT Manager or any of its subsidiaries or Affiliates to engage in any other business or to render services of any kind (including business activities competitive with those of the Trust) to any corporation, partnership or other entity. The REIT Manager will inform the Trustees of any other advisory contracts or investments (other than purchases of marketable securities or securities which are registered pursuant to Section 12 of the Exchange Act) by the REIT Manager or its Affiliates. When informing the Trustees of any advisory contracts, the REIT Manager need not identify the advised entities by name, but shall provide the Board with sufficient information to permit the Board to evaluate the services performed or to be performed by the REIT Manager under such contract. Nothing in this Agreement shall prevent the Trustees from considering the REIT Manager's activities for itself and for other entities in evaluating the REIT Manager's performance for purposes of deciding whether or not to renew this Agreement.
The Trust will maintain the confidentiality of all information provided to the Trust pursuant to this paragraph, subject to disclosure only if required by applicable law or compelled by appropriate legal process.

     (b) The REIT Manager and its Affiliates, directors, officers, employees, shareholders and subsidiaries shall be free of any obligation to provide the Trust with the right of first refusal to acquire or invest in any investment opportunity that may come to any of them in any capacity, whether or not such investment opportunities are of a character which is within the investment policies of the Trust. Directors, officers, employees and agents of the REIT Manager or any of its Affiliates may serve as Trustees, officers, employees, agents, nominees or signatories of the Trust. When executing documents or otherwise acting in such capacities for the Trust, such persons shall use their respective titles for the Trust. Such persons shall receive from the Trust no compensation for their services to the Trust in any such capacities.

     7.11 INDEPENDENT TRUSTEES' APPROVAL. Notwithstanding anything to the contrary in this Agreement, a majority of the Independent Trustees must approve the Trust's annual strategic plan and operating budget; all property acquisitions, developments, dispositions and unbudgeted (non-emergency) capital expenditures in excess of $50,000; and all Trust financing, including the issuance of public and private debt or equity securities. In addition, to the extent that the Declaration of Trust requires approval of the majority of Independent Trustees with respect to any matter pertaining to this Agreement, such matter shall be submitted for such approval and shall not be pursued until such approval is received.

     7.12 LIMITATION OF LIABILITY OF TRUST. ANY OBLIGATION OR LIABILITY WHATSOEVER OF THE TRUST WHICH MAY ARISE AT ANY TIME UNDER THIS AGREEMENT OR ANY OBLIGATION OR LIABILITY WHICH MAY BE INCURRED BY IT PURSUANT TO ANY OTHER INSTRUMENT, TRANSACTION OR UNDERTAKING CONTEMPLATED HEREBY SHALL BE SATISFIED, IF AT ALL, OUT OF THE TRUST'S PROPERTIES ONLY. NO SUCH OBLIGATION OR LIABILITY SHALL BE PERSONALLY BINDING UPON, NOR SHALL RESORT FOR THE ENFORCEMENT THEREOF BE HAD TO, THE PRIVATE PROPERTY OF ANY OF ITS TRUSTEES, SHAREHOLDERS, OFFICERS, EMPLOYEES OR AGENTS, REGARDLESS OF WHETHER SUCH OBLIGATION OR LIABILITY IS IN THE NATURE OF CONTRACT, TORT OR OTHERWISE.

     7.13 DECLARATION OF TRUST GOVERNS. To the extent that any provision in this Agreement is inconsistent with or contradicts a provision in the Declaration of Trust, as the same may be amended and supplemented from time to time, the Declaration of Trust shall govern and such provision of this Agreement shall be deemed to have been reformed to be consistent with the Declaration of Trust.

     7.14 AUTHORITY TO ACT. The Trust shall furnish to the REIT Manager from time to time, upon request of the REIT Manager, certified copies of appointments or designations setting forth the names, titles and authorities of the individuals who are authorized to act on behalf of the Trust with respect to the Trust's investments, together with specimen signatures of those individuals who are authorized to act on its behalf with respect to this Agreement. The REIT Manager shall furnish to the Trust from time to time, upon request of the Trust, certificates setting forth the names, titles and authorities of the persons authorized to act on its behalf and provide specimen signatures of those individuals who are authorized to act on its behalf with respect to this Agreement.

     7.15 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by each of the parties hereto on separate counterparts; all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the Trust and the REIT Manager have executed this Agreement as of the day and year first above written.

Address for Notice:                    SECURITY CAPITAL PACIFIC TRUST
7777 Market Center Avenue
El Paso, Texas  79912
                                       By:   /s/ C. Ronald Blankenship
                                             -------------------------
                                             C. Ronald Blankenship
                                             Chairman



Address for Notice:                    SECURITY CAPITAL PACIFIC INCORPORATED

125 Lincoln Avenue
Santa Fe, New Mexico  87501            By:   /s/ Jeffrey A. Klopf
                                       --------------------
                                       Jeffrey A. Klopf
                                       Secretary